UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 10, 2007
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of	1-14787 (Commission File Number)	38-3430473 (IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI (Address of Principal Executive Offices)	48098 (Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 10, 2007, Appaloosa Management L.P., (“Appaloosa”) Harbinger Capital Partners Master Fund I, Ltd., Pardus Capital Management, L.P. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, UBS Securities LLC, and Goldman Sachs & Co. (or certain of their affiliates) (collectively the “Investors”), entered into an amendment (the “EPCA Amendment”) with Delphi Corporation (“Delphi” or the “Company”) to the Equity Purchase Commitment Agreement dated as of August 3, 2007 (the “EPCA”) which was described in the Quarterly Report on Form 10-Q for the period ended June 30, 2007 filed on August 8, 2007 and which was attached as Exhibit 10(d) to such Form 10-Q.
The EPCA Amendment revises a number of provisions in the EPCA to reflect events and developments since August 3, 2007 including those relating to United States (“U.S.”) Bankruptcy Court for the Southern District of New York (the “Court”) approvals in connection with the EPCA Amendment; delivery of a revised disclosure letter by the Company; delivery of a revised business plan by the Company; updates and revisions to representations and warranties; agreements with principal labor unions; and the execution and amendment of certain settlement agreements with General Motors Corporation (“GM”); the execution of a best efforts financing letter and the filing of a plan of reorganization and disclosure statement. Further, the EPCA Amendment amends provisions relating to the discount rights offering (including the replacement of existing common stockholders with unsecured creditors). Finally, the EPCA Amendment revises the EPCA to reflect certain economic changes for recoveries provided under the plan of reorganization, and a post-emergence capital structure which includes Series C Preferred Stock to be issued to GM.
The EPCA Amendment removes or narrows the scope of certain conditions to closing in the EPCA including: the no-strike conditions, to include only strikes that occur after October 29, 2007; the capitalization condition to reduce the net debt required for the Company on the closing date; and to exclude from the condition relating to the approval of material investment documents, numerous documents which have already been delivered by the Company to the Investors such as the plan of reorganization , the disclosure statement, the settlement agreements with GM and the business plan. However, certain conditions to closing are added by the EPCA Amendment, such as those requiring: release and exculpation of each Investor as set forth in the EPCA Amendment; that the Company will have undrawn availability of $1.4 billion including a letter of credit carve out and reductions under a borrowing base formula; that the Company shall have demonstrated and certified, to the reasonable satisfaction of an affiliate of Appaloosa, that its pro forma interest expense during 2008 on the Company’s indebtedness will not exceed $585 million; that scheduled Pension Benefit Guarantee Corporation liens are withdrawn; and that the aggregate amount of trade and unsecured claims be no more than $1.45 billion (subject to certain waivers and exclusions).
The foregoing description of the EPCA Amendment does not purport to be complete and is qualified in its entirety by reference to the EPCA Amendment, which is being filed as Exhibit 99(a) to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
Pursuant to the Rights Agreement dated as of February 1, 1999, as amended on May 11, 2005, January 18, 2007 and August 3, 2007 (the “Rights Agreement”), by and between Delphi formerly known as Delphi Automotive Systems Corporation and Computershare Trust Company, N.A (“Computershare”) (as successor Rights Agent to The Bank of New York, as successor Rights Agent to EquiServe Trust Company, N.A., as successor Rights Agent to BankBoston, N.A.,) as Rights Agent one Right (a “Right”) is issued and attached to each outstanding share of the common stock of the Company. The Rights constitute a separate class of securities registered under the Securities Act of 1933, as amended, and entitle the holder of the Right, in certain circumstances, to purchase from Delphi a unit consisting of one one-hundredth of a share of Series A Junior Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock”), at an exercise price of $65 per Right, subject to adjustment in certain events.
On December 10, 2007, Delphi amended the Rights Agreement (the “Amendment”) to exempt the Investors, and any assignee or transferee of the Investors, from the definition of “Acquiring Person” as that term is defined in the Rights Agreement, solely as a result of transactions contemplated by the Summary of Terms of Preferred Stock, EPCA, as amended by the EPCA Amendment, so that the entry of the Investors into the EPCA, as amended by the EPCA Amendment and the consummation of the transactions contemplated by the EPCA, as amended by the EPCA Amendment, (as more fully described in Item 1.01 to this Current Report on Form 8-K) does not and will not trigger the Series A Preferred Stock purchase rights under the Rights Agreement.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 99(b) to this Current Report on Form 8-K and incorporated herein by reference.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility; the terms of any reorganization plan ultimately confirmed; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; the Company’s ability to satisfy the terms and conditions of the EPCA; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Potential Divestitures, Consolidations and Wind-Downs” of the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the U.S. Securities and Exchange Commission (the “SEC”)) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and the Company’s quarterly periodic reports for the subsequent periods, including the risk factors in Part II. Item 1A. Risk Factors, contained therein, filed with the SEC. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to each of these constituencies. A plan of reorganizati on could result in holders of Delphi’s common stock receiving no distribution on account of their interest and cancellation of their interests. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have little or no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to prepetition liabilities.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description

99(a)
Amendment to the Agreement between Delphi Corporation and Appaloosa Management L.P.; Harbinger Capital Partners Master Fund I, Ltd.; and Pardus Capital Management, L.P. as well as Merrill Lynch, Pierce, Fenner & Smith Inc.; UBS Securities LLC; and Goldman Sachs & Co., dated December 10, 2007

99(b)
Amendment No. 4, dated December 10, 2007 to the Rights Agreement, dated as of February 1, 1999 and amended on May 11, 2005 and August 2, 2007 (the “Rights Agreement”), by and between Delphi and Computershare Trust Company, N.A., successor in interest to The Bank of New York, successor in interest to Equiserve Trust Company, successor in interest to BankBoston, N.A., as rights agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: December 11, 2007
By:	/s/ DAVID M. SHERBIN
David M. Sherbin,
Vice President, General Counsel and Chief Compliance Officer